Lease Agreement


STATE OF GEORGIA
COUNTY OF FULTON

     This Lease Agreement, made and entered into by and between

MARIETTA BLVD. WAREHOUSE

hereinafter referred to as "Landlord," and

STIMSONITE CORPORATION (A DELAWARE CORPORATION)

hereinafter referred to as "Tenant";


                              W I T N E S S E T H :

     1. Premises and Term. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Fulton, State of Georgia, more particularly described as follows:

     A one-story masonry industrial building containing approximately 35,500 square feet the total of which approximately 2,200 square feet is finished office space and more commonly known as 1594 Marietta Blvd., City of Atlanta, Fulton County, Georgia and further described by the attached survey - Exhibit A and building plan - Exhibit B.

together with all rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to the said premises and together with the buildings and other improvements erected upon said premises (the said real property and the buildings and improvements thereon being hereinafter referred to as the "premises").

     To Have and to Hold the same for a term commencing on April 1, 1998 and ending March 31, 2003, 60 months thereafter. Tenant may occupy the premises early at any time on or after February 15, 1998 at no additional rent, as specified in Paragraph 25A.Tenant acknowledges that it has inspected the premises and accepts the premises, and the buildings and improvements thereon, in their present condition as suitable for the purpose for which the premises are leased and further acknowledges that no representations as to the repair of the premises nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the premises prior to the date above recited as the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same; and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder.

     2. Rent. Tenant agrees to pay to Landlord rent, without deduction or set off, for the entire term hereof for said premises at the rate of See Paragraph 25A Dollars ($See Paragraph 25A) per month. One such monthly installment shall be due and payable on the commencement date recited above, and a like monthly installment shall be due and payable without demand on or before the same day of each succeeding month during the hereby demised term; provided that if the said commencement date should be a date other than the first day of a calendar month, there shall be due and payable on the said commencement date as rent for the balance of the calendar month during which the said commencement date shall fall a sum equal to that proportion of the rent for a full month as herein provided which the number of days from the said commencement date to the end of the calendar month during which the said commencement date shall fall bears to the total number of days in such month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the hereby demised term as first above provided. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of See Paragraph 25E Dollars ($See Paragraph 25E), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused by such event of default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this lease.

     3. Use. The demised premises shall be used only for fabrication and related light manufacturing, plastics extrusion and assembly and the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon, or connected with the premises, all at Tenant's sole expense. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable other than solvents and other chemicals used in Tenant's operations. Tenant will not permit the premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

     4.  Taxes.

     A. Subject to the provisions of subparagraph B below, Landlord agrees to pay before they become delinquent all taxes (both general and special), assessments or governmental charges (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the premises or any part thereof; provided, however, Landlord may, at its sole cost and expense (in its own name or in the name of both, as it may deem appropriate) dispute and contest the same, and in such case, such disputed item need not be paid until finally adjudged to be valid. At the conclusion of such contest, Landlord shall pay the items contested to the extent that they are held valid, together with all items, courts costs, interest and penalties relating thereto.

     B. The maximum amount of taxes levied or assessed against the premises during any one real estate tax year to be paid by Landlord shall be $12,412.55 relating to the entire 35,500 s.f. building which is the total property taxes paid for 1997 and further described by tax bill marked Exhibit C. If in any real estate tax year during the term hereof or any renewal or extension the taxes levied or assessed against the premises for such tax year shall exceed the sum as calculated in the preceding sentence, Tenant shall pay to Landlord upon demand the amount of such excess. In the event the premises constitute a portion of a multiple occupancy building, Tenant agrees to pay to Landlord upon demand the amount of Tenant's proportionate share of such excess (with respect to taxes lawfully levied or assessed against the building and the grounds, parking areas, driveways and alleys around the said building), such share to be calculated on the basis of space occupied by Tenant as compared to the entire space contained in the building. The failure to pay such excess or proportionate share thereof, as the case may be, upon demand shall be treated hereunder in the same manner as a default in the payment of rent hereunder when due. Any payment to be made pursuant to this subparagraph B with respect to the real estate tax year in which this lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax covered by the term of this lease bears to a full tax year.

     C. If at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

     5. Landlord's Repairs. Landlord shall at his expense maintain only the roof, foundation and the structural soundness of the exterior walls of the building in good repair, reasonable wear and tear excepted. Tenant shall repair and pay for any damaged caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows, glass or plate glass, doors or special store fronts. Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's liability hereunder shall be limited to the cost of such repairs or curing such defect. In the event the premises have air-conditioning installed therein on the date of this lease, then Landlord represents that on the commencement date of this lease such air-conditioning system shall be in good operating condition; provided, however, that during the term of this lease Tenant shall at its own cost and expense maintain such system in good operating condition, shall make all necessary repairs and replacements and upon termination of this lease shall deliver such system to Landlord in good operating condition; provided that Landlord and Tenant shall share equally (50%each) the cost of major repairs and replacement of existing heating, ventilation or air-conditioning systems provided systems have not failed due to any type of corrosive nature from Tenant manufacturing. Periodic maintenance of HVAC systems such as changing of filters, lubrication, etc. is the responsibility of Tenant.

     6. Tenant's Repairs. Tenant shall at its own cost and expense keep all other parts of the premises, including but not limited to, windows, glass and plate glass, doors, any special store front, interior walls and finish work, floors and floor covering, gutters, heating and air-conditioning systems, dock boards, plumbing work and fixtures, and shall take good care of the premises and its fixtures and suffer no waste. Tenant shall at its own cost and expense care for the grounds around the buildings on the premises, including the mowing of grass, care of shrubs and general landscaping and will keep the parking areas, driveways and alleys and the whole of the premises in a clean and sanitary condition. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty covered by items set forth under the extended coverage provisions of Landlord's fire insurance policy. In the event the premises are served by rail track or spur track, then the Tenant, notwithstanding the provisions of any rail track agreements to the contrary, shall be liable and responsible for maintaining, or reimbursing the rail carrier for the maintenance of the portion of the track and related facilities adjacent to the premises.

     7. Alterations. Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this lease, Tenant shall, if Landlord so elects, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition; otherwise such improvements shall be delivered up to the Landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be removed if required by Landlord. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.

     8. Signs. Tenant shall have the right to install signs upon the exterior of said buildings only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs at the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the building and other improvements.

     9. Inspection. Landlord and Landlord's agents and representatives shall have the right to enter and inspect the premises at any time with notice during reasonable business hours, for the purpose of ascertaining the condition of the premises or in order to make sure repairs as may be required to be made by Landlord under the terms of this lease. During the period that is six (6) months prior to the end of term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any time during reasonable business hours for the purpose of showing the premises and shall have the right to erect on the premises a suitable sign indicating the premises are available.

     10. Utilities. Landlord agrees to provide at its cost water, electricity and telephone service connections into the premises; but Tenant shall pay all charges incurred for any utility services used on or from the premises and any maintenance charges for utilities and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

     11. Assignment and Subletting. Tenant shall not have the right to assign this lease or to sublet the whole or any part of the premises without the prior written consent of Landlord, not unreasonably withheld; notwithstanding any permitted assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to it by Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. Landlord shall have the right to assign any of its rights under this lease.

     12. Fire and Casualty Damage.

     A. If the buildings situated on the premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate written notice thereof to Landlord.

     B. If the buildings situated on the premises should be totally destroyed by fire, tornado or other casualty, or if they should be so damaged that rebuilding or repairs cannot be completed within One hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective upon the date of the occurrence of such damage.

     C. If the buildings situated on the premises should be damaged by fire, tornado or other casualty, but only to such extent that rebuilding or repairs can be completed within One hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this lease shall not terminate, but Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such buildings, to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been placed on the premises by Tenant. If the premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord as Tenant's exclusive remedy, whereupon all rights and obligations hereunder shall cease and determine. One hundred twenty (120) D. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant, whereupon all rights and obligations hereunder shall cease and determine.

     E. Any insurance which may be carried by Landlord or Tenant against loss or damage to the buildings and other improvements situated on the premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     F. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage casualties covered by the insurance maintained hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

     G. Landlord covenants and agrees to maintain standard fire and extended coverage insurance covering the building on the premises in an amount not less than eighty percent (80%) of the replacement cost thereof. If during the second full lease year after the commencement date of this lease, or during any subsequent year of the primary term or any renewal or extension, the insurance premiums for the fire and extended insurance carried by Landlord shall exceed the premium for such insurance for the first full lease year of the term hereof, Tenant shall pay to Landlord on demand the amount of such excess; and the failure to pay such excess upon demand shall be treated in the same manner as a default in the payment or rent hereunder when due.

     13. Liability. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or due to any cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense or claims, including attorneys' fees, arising out of any such damage or injury; except that any injury to person or damage to property caused by the negligence of Landlord or by the failure of Landlord to repair and maintain that part of the premises which Landlord is obligated to repair and maintain after the receipt of written notice from Tenant of needed repairs or of defects shall be the liability of Landlord and not of Tenant, and Landlord agrees to indemnify Tenant and hold it harmless from any and all loss, expense or claims, including attorneys' fees, arising out of such damage or injury. Tenant shall procure and maintain throughout the term of this lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands or actions arising out of or in connection with Tenant's use or occupancy of the premises, or by the condition of the premises, the limits of such policy or policies to be in an amount not less than $100,000 in respect of injuries to or death of any one person, an in an amount not less than $300,000 in respect of any one accident or disaster, and in an amount not less than $50,000 in respect of property damaged or destroyed, and to be written by insurance companies qualified to do business in the state in which the premises are located. Such policies or duly executed certificates of insurance shall be promptly delivered to Landlord and renewals thereof as required shall be delivered to Landlord at least ten (10) days prior to the expiration of the respective policy terms.

     14. Condemnation.

     A. If the whole or any substantial part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall terminate and the rent shall be terminated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

     B. If less than a substantial part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, this lease shall not terminate, but the rent payable hereunder during the unexpired portion of this lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances.

     C. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings.

     15. Holding Over. Should Tenant, or any of its successors in interest, hold over the premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only, at a rental equal to the rental payable for the last month of the term of this lease plus twenty percent (20%) of such amount. The inclusion of the preceding sentence shall not be construed as Landlord's permission for Tenant to hold over.

     16. Quiet Enjoyment. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this lease.

     17. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

         (a) Tenant shall fail to pay any installment of the rent hereby reserved when due, and such failure shall continue for a period of five
      (5) days after notice from Landlord.

         (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make a general assignment for the benefit of creditors.

         (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

         (e)  Tenant shall desert any substantial portion of the premises.

         (f) Tenant shall fail to comply with any term, provision or covenant of this lease (other than the foregoing in this Paragraph 17), and shall not cure such failure within ten (10) days after written notice thereof from Landlord to Tenant. Twenty (20)

     18. Remedies. Upon the occurrence of any of such events of default in Paragraph 17 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (a) Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

         (b) Enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting.

         (c) Enter upon the premises by force if necessary without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder. Tenant agrees to pay any reasonable attorney's fees. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed an acceptance of the surrender of the premises, and no agreement to accept a surrender of said premises shall be valid unless in writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant or other provision contained in this lease shall not be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

     19. Landlord's Lien. In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest in all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this lease, Landlord shall have in addition to any other remedies herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph 19 at public or private sale upon five (5) days' notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

     20. Mortgages. This lease shall be superior to any mortgage, deed to secure debt or similar security instrument hereafter executed by Landlord and constituting a lien or charge upon the premises or the improvements situated thereon; provided, however, that if any mortgagee or holder of any such security instrument shall so require, Tenant will, at any time hereafter, on demand execute and deliver any instruments, releases or other documents which may be required by any mortgagee or security instrument holder for the purpose of subjecting and subordinating this lease to the lien and/or security title of any such mortgage, deed to secure debt or similar security instrument, provided Tenant receives a normal and reasonable non-disturbance agreement from Landlord's mortgagee or security instrument holder.

     21. Landlord's Default. In the event Landlord should become in default in any payments due on any such mortgage described in Paragraph 20 hereof or in the payment of taxes or any other items which might become a lien upon the premises and which Tenant is not obligated to pay under the terms and provisions of this lease, Tenant is authorized and empowered after giving Landlord five (5) days' prior written notice of such default and Landlord fails to cure such default, to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for or on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant; provided, however, that Tenant shall not be authorized and empowered to make any payment under the terms of this Paragraph 21, unless the item paid shall be superior to Tenant's interest hereunder. In the event Tenant pays any mortgage debt in full, in accordance with this paragraph, it shall, at its election, be entitled to the mortgage security by assignment or subrogation.

     22. Mechanic's Liens. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the rights, titles and interest of the Landlord in the premises or under the terms of this lease.

     23. Notices. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith.

         B. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         C. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

Landlord:                  Tenant:                     With a copy to:

MARIETTA BLVD. WAREHOUSE   STIMSONITE CORPORATION      STIMSONITE CORPORATION
C/0 Wilson, Hull & Neal
Real Estate                7542 North Natchez Avenue   1594 Marietta Blvd., NW
1600 Northside Drive, NW   Niles, IL 60714-3889        Atlanta, GA 30318
Suite 100
Atlanta, GA 30318

If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specified address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental
United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     24. Miscellaneous.

     A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless context otherwise requires.

     B. The terms, provisions and covenants and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided.

     C. The captions are inserted in this lease for convenience only and in no way define, limit, or describe the scope or intent of this lease, or any provision hereof, nor in any way affect the interpretation of this lease.

     D. Tenant agrees, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this lease is in full force and effect, the date to which rent has been paid, the unexpired term of this lease and such other matters pertaining to this lease as may be reasonably requested by Landlord.

     E. This lease may not be altered, changed or amended except by an instrument in writing signed by Landlord and Tenant.

     25. Special Provisions.

     EXECUTED the __________ day of February 1998.

                                            (LANDLORD)

                                            MARIETTA BLVD. WAREHOUSE


                                            -----------------------------------
                                             Allison S. Wilson, Partner


---------------------------------           -----------------------------------
Witness                                      Bruce B. Wilson, Jr., Partner


                                            -----------------------------------
                                             W. Watt Neal, Jr., General Partner

(TENANT)

                                            STIMSONITE CORPORATION
                                            (A DELAWARE CORPORATION)

Witness/Attest

__________________________________           By: ______________________________


Title: _____________________________         Title: ___________________________

                 (These Special Stipulations prevail if there is
                       any conflict with the printed form)

                              SPECIAL STIPULATIONS



25A.     Rent is payable to:

         Marietta Blvd Warehouse
         c/o Wilson, Hull & Neal
         1600 Northside Drive, NW
         Suite 100
         Atlanta, Georgia  30318-3297

         and is $0.00 per month from February 15, 1998 through March 31, 1998. and is $8,875.00 from April 1, 1998 through March 31, 2001.
         and is $9,319.00 from April 1, 2001 through March 31, 2003.


25B. Landlord will pay the base fire and extended coverage insurance premiums on the premises which are now $4,122.00 annually for the entire 35,500 square foot building. Any increases in insurance premiums above $4,122.00 will be paid by the Tenant, provided the insurance coverage and the premiums charged for said insurance are competitive by industry standards.

         Tenant agrees to immediately install the appropriate number and type of fire extinguishers recommended and/or required by the fire department and/or Landlord and/or Tenant's insurance company. Tenant agrees to comply with reasonable loss prevention recommendations of Landlord and/or Tenant's insurance companies.

25C. With the execution of this lease, Tenant will pay Marietta Blvd. Warehouse $18,194.00 which represents the first month's rental and Security Deposit per paragraph 2.

25D. Notwithstanding paragraphs 5 and 6 above, Landlord will furnish to Tenant the existing electrical, mechanical, plumbing, etc., of the building in good operative condition until November 1, 1998. After November 1, 1998, any service, and/or maintenance shall be the responsibility of the Tenant. Termite protection, if any, after November 1, 1998 is the responsibility of the Tenant.

25E. Landlord will pay Tenant up to $15,000.00 relating to Tenant's cost of moving and Tenant's construction of lockers, etc. relating to the occupancy of the premises. Prior to June 1, 1998 Tenant will provide Landlord with invoices relative to the above and Landlord will immediately pay Tenant.

25F. Provided this Lease is not in default and provided Tenant has notified Landlord in writing of his intent to renew prior to December 31, 2002, Tenant has the right to renew this lease for an additional term of five
         (5) years beginning April 1, 2003 and ending March 31, 2008 under the same conditions except the rental is $10,413.00 per month from April 1, 2003 through March 31, 2008.

25G. CB Commercial represents the Tenant in this transaction and is being paid by Landlord per separate agreement.

25H. Environmental Liability. Landlord and Tenant recognize the potential for liability and damage (including penalties, fines, demands, losses, liens, lawsuits, other proceedings, costs, expenses and reasonable attorney's fee) resulting from the release, discharge, disposal, or emission of Hazardous Substances into the environment (which is defined to include, but not limited to, air, ground, surface water and ground water) at, from, onto, under or affecting the premises (hereinafter collectively referred to as "Environmental Contamination") and therefore, as between Landlord and Tenant, Landlord and Tenant provide as follows:

         a) Landlord shall remain liable after the date of this lease for all Environmental Contamination (including damages, fines and penalties related thereto) which existed or occurred prior to the date of this lease, or which existed or occurred prior to the date of this lease and continues to exist after the date of this lease, and Landlord shall be responsible for compliance with all applicable governmental laws, regulations, requirements or orders which may apply to said Environmental Contamination. In addition, Landlord shall liable as between Landlord and Tenant for any Environmental Contamination caused by any adjoining tenant of Landlord at any time.

         b) Tenant shall be liable for all Environmental Contamination caused by Tenant (including damages, fines, and penalties related thereto) which occurred during the term of this lease, except to the extent such Environmental Contamination is attributable to activities conducted by Landlord and Landlord's other tenants, and Tenant is responsible for compliance with all applicable governmental laws, regulation, requirements or orders which may apply to said Environmental Contamination.